EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-85320, No. 33-99214, No. 333-32039, No. 333-83193 and No. 333-63076) pertaining to the 1995 Stock Option Plan, as Amended and Restated January 2, 2002, Employee Stock Purchase Plan, as Amended and Restated January 2, 2002, International Employee Stock Purchase Plan, as Amended and Restated January 2, 2002, 1995 Non-Employee Directors Stock Option Plan, as Amended and Restated January 2, 2002 and 1995 stock option plan, 1995 Non-Employee Directors Stock Option Plan, Employee Stock Purchase Plan and Special Stock Option Plan (as amended and restated February 23, 2000) of SanDisk Corporation of our report dated January 21, 2002, (except for Note 3, as to which the date is May 17, 2002, and Note 8, as to which the date is April 5, 2002) with respect to the consolidated financial statements of SanDisk Corporation included in this Annual Report (Form 10-K/A) for the year ended December 31, 2001.

/S/    ERNST & YOUNG LLP

San Jose, California
May 23, 2002